Exhibit 10.6

AMENDMENT NO. 2 TO
SYNOVUS FINANCIAL CORP. 2011 DIRECTOR STOCK PURCHASE PLAN

THIS AMENDMENT NO. 2 TO SYNOVUS FINANCIAL CORP. 2011 DIRECTOR STOCK PURCHASE PLAN (this “Amendment”) is entered into as of February 28, 2013. Capitalized terms used in this Amendment and not otherwise defined shall have the meaning given to such terms in the Synovus Financial Corp. 2011 Director Stock Purchase Plan, effective as of June 1, 2011 (the “Plan”).

WHEREAS, Synovus Financial Corp. (“Synovus”) maintains the Plan;

WHEREAS, Synovus desires to amend the Plan to revise the definitions of “Affiliate Director” and “Synovus Director” under the Plan, with the Amendment to be effective on and after April 1, 2013;

NOW, THEREFORE, Synovus hereby amends the Plan as follows:
1.Amendments To Plan.
1.1    Article 1(A) of the Plan is amended and restated in its entirety to read as follows:

“A.     Affiliate Director: Any person who is not an employee of Synovus or any Participating Affiliate and serves as a divisional advisory director (as defined in the Synovus Bank bylaws) of any division of Synovus Bank. Persons who serve in multiple capacities as local divisional advisory directors of one or more Participating Affiliates shall be allowed to participate in the Plan in only one such capacity, and, if such multiple capacities involve service as a Synovus Director and as director of any other Participating Affiliate or Participating Affiliates, such single participation shall be limited to participation at the Synovus Director level.”
1.2    Article 1(P) of the Plan is amended and restated in its entirety to read as follows:

“P.    Synovus Director: Any person who serves as a member of the Board of Directors of Synovus Financial Corp. or Synovus Bank.”

2.Benefits of this Amendment. Nothing in this Amendment shall be affect or diminish any Participant's right to the benefit of contributions made by such Participant or his or her Participating Affiliate prior to the date hereof, and no amendment shall affect the authority, duties, rights, liabilities or indemnities of the Agent without the Agent's prior written consent.
3.Governing Law. This Amendment shall be governed by and construed under the laws of the State of Georgia.
4.Counterparts; Effectiveness. This Amendment may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute one and the same instrument and shall become effective when each party hereto shall have received a counterpart hereof signed by all of the other parties hereto.
5.Effect of Amendment. Except as expressly modified by the Amendment, the Plan shall remain in full force and effect.
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IN WITNESS WHEREOF, Synovus has caused this Amendment to be duly executed by its authorized officer as of the day and year first above written.

SYNOVUS FINANCIAL CORP.
By:	/s/Roy Dallis Copeland, Jr.
Name:	Roy Dallis Copeland, Jr.
Title:	Executive Vice President and Chief Banking Officer